UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Alabama	0-13653	63-0896239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Broad Street, Selma, Alabama	36701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (334) 875-1000

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The registrant’s Executive Vice President and Chief Financial Officer, Andrew C. Bearden, Jr. has taken a temporary leave of absence due to illness.

Thomas P. Wilbourne, Vice President and Controller, has been elected to serve in an interim capacity as Chief Financial Officer until Mr. Bearden returns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES BANCTRUST COMPANY, INC.
(Registrant)

Date: August 10, 2006	By:	/s/ Terry S. Pritchett
Terry S. Pritchett
Executive Vice President and Risk Management Officer